AMENDMENT NO. 6 TO DISTRIBUTION AGREEMENT

THIS AMENDMENT NO. 6 TO DISTRIBUTION AGREEMENT (this “Amendment”)

effective as of November 16, 2023, by and between Segall Bryant & Hamill Trust, a Massachusetts business trust (the “Trust”), and Ultimus Fund Distributors, LLC, an Ohio limited liability company (“Ultimus”).

WHEREAS, Ultimus and the Trust are parties to that certain Distribution Agreement dated May 3, 2019, as amended (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as described herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

(a)	Schedule A to the Agreement hereby is deleted in its entirety and replaced with Schedule A attached hereto, as the same may be amended from time to time.

2.	Miscellaneous.

(a)	Except as amended hereby, the Agreement shall remain in full force and effect.

(b)                This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

SEGALL BRYANT & HAMILL TRUST on its own behalf and on behalf of the Funds By: /s/ Carolyn Goldhaber Name: Carolyn Goldhaber Title: President	ULTIMUS FUND DISTRIBUTORS, LLC By: /s/ Kevin Guerette Kevin Guerette President

SCHEDULE A

To the

Distribution Agreement

Between

Segall Bryant & Hamill Trust

and

Ultimus Fund Distributors, LLC

Dated May 3, 2019, as amended

Fund Portfolio(s)

Segall Bryant & Hamill Small Cap Value Fund

Segall Bryant & Hamill Small Cap Growth Fund

Segall Bryant & Hamill Small Cap Core Fund

Segall Bryant & Hamill All Cap Fund

Segall Bryant & Hamill Emerging Markets Fund

Segall Bryant & Hamill International Small Cap Fund

Segall Bryant & Hamill Global All Cap Fund

Segall Bryant & Hamill Short Term Plus Fund

Segall Bryant & Hamill Plus Bond Fund

Segall Bryant & Hamill Quality High Yield Fund

Segall Bryant & Hamill Municipal Opportunities Fund

Segall Bryant & Hamill Colorado Tax Free Fund

Segall Bryant & Hamill International Equity Fund

Barrett Growth Fund

Barrett Opportunity Fund

The parties duly executed this Schedule A as of November 16, 2023.

	Segall Bryant & Hamill Trust		Ultimus Fund Distributors, LLC
on its own behalf and on behalf of the Funds
By:	/s/ Carolyn Goldhaber	By:	/s/ Kevin Guerette
Name:	Carolyn Goldhaber	Name:	Kevin Guerette
Title:	President	Title:	President